梁學濂會計師事務所

PKF
Accountants &
business advisers

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Jingwei International Limited

We consent to the reference to our firm under the caption "Experts" and inclusion in this Registration Statement of Jingwei International Limited on Amendment No. 2 to Form SB-2 of (i) our report dated April 17, 2007, relating to the consolidated financial statements of Shenzhen Jing Wei Communication Co., Ltd as of and for the fiscal years ended December 31, 2006 and 2005, and (ii) our report dated May 10, 2007, relating to the consolidated balance sheet of Jingwei International Investments Limited as of December 31, 2006 and the related statement of operation, stockholders' equity and cash flows for the period from May 15, 2006 (date of inception) to December 31, 2006.

PKF

PKF
Certified Public Accountants
Hong Kong, China
November 6, 2007

Tel (852) 2806 3822 | Fax (852) 2806 3712
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PKF | 26/F, Citicorp Centre | 18 Whitfield Road | Causeway Bay | Hong Kong
香港銅鑼灣威非路道十八號萬國寶通中心廿六樓

梁學濂會計師事務所